Exhibit 99.B5(b)(iii)


                   STEIN ROE GLOBAL UTILITIES, VARIABLE SERIES

                        STEIN ROE SUB-ADVISORY AGREEMENT

         AGREEMENT dated as of November 15, 1997 among LIBERTY VARIABLE INVESTMENT TRUST, a Massachusetts business trust (the "Trust"), with respect to STEINROE GLOBAL UTILITIES, VARIABLE SERIES (the "Fund"), LIBERTY ADVISORY SERVICES CORP., a Massachusetts corporation ("Adviser"), and STEIN ROE & FARNHAM INCORPORATED, a Delaware corporation (the "Sub-Adviser").

         In consideration of the promises and covenants herein, the parties agree as follows:

         1. The Sub-Adviser will manage the investment of the assets of the Fund in accordance with its investment objective, policies and limitations set forth in the Trust's prospectus and statement of additional information, as amended from time to time, and will perform the other services herein set forth, subject to the supervision of the Adviser and the Board of Trustees of the Trust.

         2. In carrying out its investment management obligations, the Sub-Adviser shall:

            (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable;

            (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in the Trust's prospectus and statement of additional information; and

            (c) report results to the Adviser and to the Board of Trustees.

         3. The Sub-Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

         4. The Advisor shall pay the Sub-Adviser a monthly fee at the annual rate of 0.45% of the average daily net assets of the Fund for managing the investment of the assets of the Fund as provided in paragraph 1 above. Such fee shall be paid in arrears on or before the 10th day of the next following calendar month.

         5. This Agreement shall become effective on the date first written above, and (a) unless otherwise terminated, shall continue until June 7, 1999 and from year to year thereafter so long as approved annually in accordance with the Investment Company Act of 1940 (the "1940 Act"); (b) may be terminated without penalty on sixty days' written notice to the Sub-Adviser either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund; (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Sub-Adviser on sixty day's written notice to the Trust.


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         6. This Agreement may be amended in accordance with the 1940 Act.

         7. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

         8. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser, or reckless disregard of its obligations and duties hereunder, the Sub-Adviser shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of or connection with rendering services hereunder.

         9. The Fund may use the name "Stein Roe," or any other name derived from the name "Stein Roe," only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect, including any similar agreement with any organization that shall have succeeded to the business of the Sub-Advisor, so long as such organization is a majority or greater owned subsidiary of Liberty Financial Companies, Inc.. At such time as this Agreement or any extension, renewal or amendment hereof, or each such other similar successor organization agreement shall no longer be in effect, the Fund will cease to use any name derived from the name "Stein Roe," any name similar thereto, or any other name indicating that it is advised by or otherwise connected with the Sub-Adviser, or with any organization which shall have succeeded to the Sub-Adviser's business as an investment adviser.

         10. The Sub-Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Fund. The Sub-Adviser further agrees that it shall not seek satisfaction of any such obligation from the shareholders of the Fund, nor from the Trustees or any individual Trustee of the Trust.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                STEIN ROE GLOBAL UTILITIES FUND, VARIABLE SERIES

                                By: LIBERTY VARIABLE INVESTMENT TRUST



                                By:
                                   ------------------------------
                                   Title:


                                STEIN ROE & FARNHAM INCORPORATED



                                By:
                                   ------------------------------
                                   Title:


                                LIBERTY ADVISORY SERVICES CORP.



                                By:
                                   ------------------------------
                                   Title:



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